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                            SMITH INTERNATIONAL, INC.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 8, 2005
                                 DATE OF REPORT
                        (Date of earliest event reported)



                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)



          DELAWARE                         1-8514                 95-3822631
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

                      411 N. SAM HOUSTON PARKWAY, SUITE 600
                                 HOUSTON, TEXAS
                    (Address of principal executive offices)


                                      77060
                                   (Zip Code)


                                 (281) 443-3370
              (Registrant's telephone number, including area code)

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ITEM 8.01 OTHER EVENTS

         On February 2, 2005 the Registrant issued a press release entitled "Smith International, Inc. Initiates Quarterly Cash Dividend." The text of the press release is as follows:


                       SMITH INTERNATIONAL, INC. INITIATES
                             QUARTERLY CASH DIVIDEND

         HOUSTON, Texas (February 2, 2005)... Smith International, Inc. (NYSE:
SII) today announced that its Board of Directors has approved a cash dividend program for shareholders. The Board declared a quarterly cash dividend of $0.12 per share, which translates into an annualized dividend of $0.48 per share. The first dividend payment will be made April 15, 2005 to shareholders of record on March 15, 2005. Additionally, the Company announced that its share repurchase program will remain in effect.

         Doug Rock, Chairman and CEO, commented, "This dividend underscores our Board of Directors' confidence in Smith's financial strength and our prospects for the future. We're pleased to return a portion of our earnings to our shareholders, without compromising our ability to pursue acquisitions and organic growth opportunities."

         Margaret Dorman, Chief Financial Officer, also noted, "The decision to initiate a dividend program reflects our long-term commitment to provide value to our shareholders. Our low debt levels and strong cash flow generation capabilities provide the flexibility to fund dividends and share repurchases while still having the financial resources to grow our business."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SMITH INTERNATIONAL, INC.


Date:  February 8, 2005                  /s/ Neal S. Sutton
                                         ---------------------------------------
                                         By:  Neal S. Sutton
                                         Senior Vice President - Administration,
                                         General Counsel and Secretary